Law Offices Of

Keller Rohrback l.l.p.

March 24, 2014

IsoRay, Inc.

350 Hills Street, Suite 106

Richland, WA 99354

Re:	IsoRay, Inc., Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for IsoRay, Inc., a Minnesota corporation (the "Company"), in connection with: (i) the registration statement on Form S-3 (Registration No. 333-188579) (such registration statement, including the documents incorporated by reference therein, the "Initial Registration Statement") of the Company, filed with the Securities and Exchange Commission (the "Commission"); (ii) the registration statement on Form S-3 MEF (Registration No. 333-194733) as filed with the Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), on March 21, 2014, for the purpose of adding to the dollar amount of securities registered under the Initial Registration Statement by $2,445,876.33 (the “Additional Amount”) (the “Additional Registration Statement” and, together with the Initial Registration Statement, the “Registration Statement”); (iii) the Prospectus Supplement, dated March 24, 2014 (the "Prospectus Supplement"), of the Company, filed with the Commission relating to the issuance and sale by the Company of up to 5,644,300 shares (the "Shares") of the Company's common stock, par value $0.001 (the "Common Stock"); and (iv) the current report on Form 8-K dated March 21, 2014 and as amended on March 24, 2014 (the "Form 8-K"), pertaining to the Shares and which will include this opinion letter as an exhibit and result in it being filed by the Company with the Commission as Exhibit 5.1 to the Registration Statement by incorporation by reference. The Shares are being sold pursuant to a securities purchase agreement (the “Purchase Agreement”) among the Company and the investors substantially in the form filed as an Exhibit to the Form 8-K, incorporated by reference into the Registration Statement and the Final Prospectus.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus Supplement.

In connection with this opinion, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. In addition, we have been furnished with and have examined originals or copies of the Registration Statement, the prospectus contained therein, the Prospectus Supplement, the Company's charter documents, the corporate proceedings taken by the Company with respect to the filing of the Registration Statement and Prospectus Supplement and the issuance of the Shares, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have considered necessary to provide a basis for the opinions hereinafter expressed. In such examination, we assumed that the documents and instruments submitted to us have not been amended or modified since the date submitted and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

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March 24, 2014 Page 2	KELLER ROHRBACK L.L.P.

As to facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and have not independently checked or verified the accuracy of such statements and representations. The opinions contained in this letter are expressed as of the date hereof, and we do not have, nor do we assume, any obligation to advise of any changes in any facts or applicable laws after the date hereof that may affect the opinions we express herein.

Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed, without independent verification, that all governing documents under which the Shares are to be issued will have been duly authorized, executed and delivered by all parties thereto, and the signatures on documents examined by us are genuine.

In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the due authorization, execution and delivery of all documents by parties other than the Company; (vii) the obligations of parties other than the Company to the Purchase Agreement being valid, binding and enforceable; and (viii) the legal capacity of all natural persons.

In rendering this opinion, we have also assumed that: (i) the Registration Statement, and any amendments (including post-effective amendments) thereto, has or will have become effective (and will remain effective at the time of issuance of any Shares thereunder); (ii) the Company will issue and deliver the Shares in the manner contemplated by the Registration Statement and Prospectus Supplement; (iii) the resolutions authorizing the Company to issue, offer and sell the Shares will have been duly adopted by the board of directors or other appropriate governing bodies of the Company and will be in full force and effect at all times at which the Shares are offered, issued and sold by the Company; and (iv) all Shares will be issued in compliance with applicable federal and state securities laws.

We have also assumed that (i) the stock certificates to be issued to represent the Common Stock will conform to the specimen Common Stock certificate submitted to us; (ii) shares of Common Stock will remain authorized and available for issuance for the Shares; (iii) none of the Company's charter documents, or the corporate proceedings taken by the Company with respect to the filing of the Registration Statement and Prospectus Supplement and the issuance of the Shares, will be rescinded, amended or otherwise modified prior to the issuance of the Shares and no Shares will be issued or other action taken in contravention of any applicable limit established pursuant to such resolutions from time to time; (iv) the Company will continue to be validly existing and in good standing under the laws of the State of Minnesota with the requisite corporate power and authority to issue and sell all such Shares at such time and will have received any required approval of any governmental authority or agency in connection therewith; and (v) the Company will be restricted from issuing 20% or more of its outstanding common stock at below market prices by Section 713 of the Company Guide of the NYSE MKT LLC unless it obtains shareholder approval to issue more shares. We have obtained from officers of the Company a certificate as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificate without independent investigation.

March 24, 2014 Page 3	KELLER ROHRBACK L.L.P.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery, and payment therefor in the manner and for the consideration contemplated by the Purchase Agreement, the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid, and nonassessable.

We are opining herein only as to applicable federal laws and the Business Corporation Act of the State of Minnesota, as amended, the applicable provisions of the Minnesota Constitution and any reported judicial decisions interpreting these laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or, in the case of Minnesota, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. We are not expressing an opinion as to securities of any parties other than the Company.

Our opinions are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors' rights generally, by any covenants of good faith or fair dealing that may be implied, and by general principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

March 24, 2014 Page 4	KELLER ROHRBACK L.L.P.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company's Form 8-K and to the incorporation by reference of this opinion in the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Keller Rohrback, LLP

Keller Rohrback, LLP